Exhibit 5.1

September 2, 2022

Boston Omaha Corporation

1601 Dodge Street, Suite 3300

Omaha, NE 68102

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Boston Omaha Corporation, a Delaware corporation (the “Company”) of 1,018,660 shares of Class A common stock, par value $0.001 per share, of the Company (the “Resale Shares”), all of which Resale Shares have been sold to Boulderado Partners, LLC, Adam K. Peterson and Magnolia Capital Fund, LP (collectively, the “Selling Stockholders”) as set forth in the Registration Statement and the prospectus contained therein (the "Prospectus").

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below, including the Registration Statement as filed with the Commission, including the exhibits thereto.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

It is understood that this opinion is to be used only in connection with the offer and sale of the Resale Shares by the Selling Stockholders while the Registration Statement is in effect. The opinions set forth below are limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law) and the federal laws of the United States of America. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

In connection with our opinion expressed below we have examined originals or copies of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, filed with, and certified by, the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Amended and Restated Bylaws, as amended (the “Restated Bylaws”), the Registration Statement and the exhibits filed therewith, the Prospectus and all other documents incorporated therein by reference, certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Prospectus, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated September 17, 2021 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.

Boston Omaha Corporation

September 2, 2022

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than, the existing Delaware General Corporation Law.

In connection with our opinions expressed below, we have assumed (i) that at or prior to the time of the delivery of any of the Resale Shares, there will not have occurred any change in the law or the facts affecting the validity of the Resale Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Restated Certificate or Restated Bylaws, (ii) that at or prior to the time of the delivery of any Resale Shares as set forth in the Registration Statement, the Prospectus and any applicable free writing prospectus, the Registration Statement will be in effect and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iii) that the Resale Shares will have been registered under the Securities Act pursuant to the Registration Statement and the Prospectus and that such registration will not have been modified or rescinded, and (iv) that there will not have occurred any change in law affecting the validity or enforceability of such Resale Shares. We also have assumed that the delivery of the Resale Shares subsequent to the date hereof and the compliance by the Company with the terms of such Resale Shares will not result in a violation of the Restated Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that the Resale Shares to be sold by the Selling Stockholders pursuant to the Prospectus are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement to be filed by the Company with the Commission in connection with the offering of the Resale Shares, and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto.

This opinion is intended solely for use in connection with the sale of the Resale Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Gennari Aronson, LLP

Gennari Aronson, LLP